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                                  FORM 10-K
                        Champion Healthcare Corporation.
       Exhibit 11 -- Statement RE:  Computation of Per Share Earnings

                                                                        Year Ended December 31,
                                                             ---------------------------------------------
                                                             1995                 1994                1993
                                                             ----                 ----                ----

                                                               (Dollars in thousands, except per share data)
     Primary:
     --------

     Weighted average common shares outstanding                   4,255             1,457            1,122

     Net effect of dilutive stock options and warrants--
        based on the treasury stock method using average
        market price (1)                                             --                --               --
                                                              ---------        ----------        ---------

     Total primary shares                                         4,255             1,457            1,122
                                                              =========        ==========        =========

     Net income (loss)                                       $    2,314         $   2,243        $ (12,153)

     Preferred stock dividend requirement                       (11,060)           (4,490)          (1,589)

     Accretion of preferred stock issuance cost                    (271)             (220)             (63)
                                                              ---------        ----------        ---------

     Loss applicable to common stock                         $   (9,017)       $   (2,467)       $ (13,805)
                                                              =========        ==========        =========

     Loss before extraordinary items                         $    (1.86)       $    (1.69)       $  (11.21)
     Extraordinary items                                          (0.26)               --            (1.10)
                                                             ----------        ----------        ---------
         Loss per share                                      $    (2.12)       $    (1.69)       $  (12.31)
                                                             ==========        ==========        =========

     Fully Diluted:
     -------------

     Weighted average common shares outstanding                   4,255             1,457            1,122

     Net effect of dilutive stock options and warrants--
        based on the treasury stock method using the year-
        end market price, if higher than average market
        price                                                       729               778              456

     Assumed conversion of preferred stock (2)                   10,006             8,317            4,335
                                                             ----------       -----------        ---------
     Total fully diluted shares                                  14,990            10,552            5,913
                                                             ==========        ==========        =========
     Net income (loss)                                       $    2,314        $    2,243        $ (12,153)
                                                             ==========        ==========        =========

     Income (loss) before extraordinary items                $     0.23        $     0.21        $   (1.85)
     Extraordinary items                                          (0.08)               --            (0.21)
                                                             ----------        ----------        ---------
        Income (loss) per share                              $     0.15        $     0.21        $   (2.06)
                                                             ==========        ==========        =========



(1) The effect of options was anti-dilutive for the years ended December 31, 1995, 1994 and 1993.
(2)  At December 31, 1995, 1994 and 1993, the Company had 2,605,714, 10,400,725
     and 9,564,611 shares of preferred stock outstanding.